     As filed with the Securities and Exchange Commission on July 12, 2005
                                                       Registration No. 33-93942


                           POST-EFFECTIVE AMENDMENT TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NEOWARE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                            Delaware                                                           23-2705700
(State or other jurisdiction of incorporation or organization)                    (I.R.S. Employer Identification No.)

                                400 Feheley Drive
                       King of Prussia, Pennsylvania 19406
                    (Address of Principal Executive Offices)

                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

     Keith D. Schneck, Executive Vice President and Chief Financial Officer
                              Neoware Systems, Inc.
                                400 Feheley Drive
                       King of Prussia, Pennsylvania 19406
                                 (610) 277-8300
            (Name and address of agent for service, telephone number,
                   including area code, of agent for service)

                                   Copies to:

                           Nancy D. Weisberg, Esquire
                           McCausland, Keen & Buckman
                             Radnor Court, Suite 160
                          259 North Radnor-Chester Road
                         Radnor, Pennsylvania 19087-5240
                                 (610) 341-1000

                              EXPLANATORY STATEMENT

         This post-effective amendment to the registration statement on Form S-8 (Registration No. 333-20185) hereby reflects the transfer from the Neoware Systems, Inc. (the "Company") 1995 Stock Option Plan (the "1995 Plan") and the Company's 2002 Non-Qualified Stock Option Plan (the "2002 Plan") to the Company's 2004 Equity Incentive Plan (the "2004 Plan") of up to 1,750,000 shares of the Company's common stock ("Common Stock") subject to outstanding options and previously reserved for issuance under the 1995 Plan and the 2002 Plan which will be reserved under the 2004 Plan upon the termination, expiration or cancellation of such options.

         The Company has previously registered its Common Stock for issuance under: (a) the 1995 Plan on (i) the Company's registration statement on Form S-8, dated June 26, 1995 (Registration No. 33-93942), registering 1,000,000 shares of Common Stock, (ii) the Company's registration statement on Form S-8, dated January 22, 1997 (Registration No. 333-20185), registering 500,000 shares of Common Stock, (iii) the Company's registration statement on Form S-8, dated February 28, 2001 (Registration No. 333-56298), registering 1,000,000 shares of Common Stock and (iv) the Company's registration statement on Form S-8, dated August 14, 2003 (Registration No. 333-107974), registering 500,000 shares of Common Stock; and (b) the 2002 Plan on (i) the Company's registration statement on Form S-8, dated January 31, 2003 (Registration No. 333-102878), registering 500,000 shares of Common Stock and (ii) the Company's registration statement on Form S-8, dated August 14, 2003 (Registration No. 333-107970), registering 200,000 shares of Common Stock.

         On October 19, 2004, the Board of Directors of the Company adopted the 2004 Plan and a resolution approving the transfer from the 1995 Plan and the 2002 Plan to the 2004 Plan of up to 1,750,000 shares of Common Stock subject to outstanding options previously reserved for issuance under the 1995 Plan and the 2002 Plan, to the extent that such options terminate, expire, or are canceled without being exercised. At the Company's December 1, 2004 Annual Meeting of Stockholders, the Company's stockholders approved, among other things, the 2004 Plan, including the transfer of shares of Common Stock from the 1995 Plan and the 2002 Plan to the 2004 Plan as described above.

         The Company is filing a registration statement on Form S-8, also dated the date hereof, which registers additional shares of Common Stock for the 2004 Plan, and such registration statement also includes the transfer of up to 1,750,000 registered shares of Common Stock from the 1995 Plan and the 2002 Plan to the 2004 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

         4.1      1995 Stock Option Plan (as amended on December 4, 2002)(1)

         23.1*    Consent of KPMG LLP.

         24* Power of Attorney (see signature page of this post-effect amendment to Registration Statement).

-----------------
(1) Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2002.

*   Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomery County, Pennsylvania, on the 12th day of July, 2005.


                             NEOWARE SYSTEMS, INC.


                             By:  /S/MICHAEL G. KANTROWITZ
                                  ---------------------------------------------
                                     Michael G. Kantrowitz, Chairman, President
                                     and Chief Executive Officer

                             By:  /S/KEITH D. SCHNECK
                                  ---------------------------------------------
                                     Keith D. Schneck, Executive Vice President
                                     and Chief Financial Officer
                                     (Principal Financial Officer and Principal
                                     Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael G. Kantrowitz and Keith D. Schneck, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By:  /S/MICHAEL G. KANTROWITZ                             Date: July 12, 2005
----------------------------------------
        Michael G. Kantrowitz,
        Chairman, President and Director

By:  /S/JOHN M. RYAN                                      Date: July 12, 2005
----------------------------------------
        John M. Ryan, Director


By:  /S/CHRISTOPHER G. MCCANN                             Date: July 12, 2005
----------------------------------------
        Christopher G. McCann, Director


By:  /S/JOHN P. KIRWIN, III                               Date: July 12, 2005
----------------------------------------
        John P. Kirwin, III, Director


By:  /S/DAVID D. GATHMAN                                  Date: July 12, 2005
----------------------------------------
        David D. Gathman, Director



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